DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is made this 17th day of January, 2013 (the "Agreement"), by and between ADB International Group, Inc., a New Jersey corporation with offices located at 1440 W. Bitters Road, San Antonio, TX 78248 (hereinafter the "Company" or "Distributor") and GreenEng Solutions, an Israeli company with offices located at 3 Hashmura Street, Zichron Ya'akov, Israel. ("GreenEng"). The Company and GreenEng are sometimes referred to, individually, as a "Party" and, collectively, as the "Parties."

WHEREAS, GreenEng is engaged in the business of providing water treatment solutions satisfying environmental requirements of different industries; and

WHEREAS, GreenEng employs, among other water treatment technologies, a wider use chemical oxidation with ozone, which is natural gas produced from the need for point of use rather than leaving serious side effects like other oxidative technologies, providing its customers with state-of-the-art ozone production equipment for uses including, but not limited to, disinfection of food, water disinfection, wastewater treatment, treatment and recycling of gray water, disinfecting ponds and wetlands, disinfection of process and cooling, sterilization of medical and laboratory equipment; and

WHEREAS, GreenEng desires that the Company serve as a distributor of GreenEng's products and services (the "GreenEng Water Treatment Program") on a non-exclusive basis in the United States and the Company agrees to serve as GreenEng's non-exclusive distributor in the United States, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises hereinafter made by the Parties hereto, it is agreed as follows:

ARTICLE I

APPOINTMENT OF DISTRIBUTOR

1.1. Distribution Right. GreenEng hereby appoints and grants the Company the right to serve GreenEng as its Distributor on a non-exclusive basis of the GreenEng Water Treatment Program for the territory defined below.

1.2. Prices of GreenEng Water Treatment Program. GreenEng shall establish the prices for the various components products ("Components") of the GreenEng Water Treatment Program and the Distributor agrees to market the GreenEng Water Treatment Program according with the price structure provided by GreenEng.

1.3. Payment Terms. Terms of payment for the Components of the GreenEng Water Treatment Program are net cash upon ordering, except where satisfactory credit is established in which case terms are net thirty (30) days from date of delivery. GreenEng reserves the right to revoke any credit extended at its sole discretion. Distributor agrees to pay such invoices when due regardless of other scheduled deliveries.

1.4. Title to Equipment. GreenEng hereby reserves a purchase money security interest in each of the Components of the GreenEng Water Treatment Program sold or to be sold under this Agreement and in the proceeds thereof, if Distributor shall have sold or leased any Components to another party prior to Distributor paying GreenEng, the purchase price for such Components as set forth in the price list to be provided by GreenEng (the "Price List") in the amount of such Components purchase price. A copy of this Agreement may be filed with the appropriate authorities at any time after the signature by GreenEng and Distributor as a financing statement in order to perfect GreenEng's security interest. On the request of the GreenEng, Distributor shall execute financing statement(s) and other instruments GreenEng shall desire to perfect a security interest in the Components for its purchase price. Title to the Components shall pass to Distributor upon receipt by GreenEng of payment in full for all amounts due for such Components of the GreenEng Water Treatment Program. "

1.5. Competitive Equipment. Distributor agrees not to represent or sell other products which are deemed to be competitive with GreenEng's GreenEng Water Treatment Program unless agreed to by GreenEng by prior written notice.

ARTICLE II

MARKETING AND SUPPORT

2.1. Sales. Distributor shall use its best efforts to promote the sale and distribution of the GreenEng Water Treatment Program and to provide adequate support, which efforts shall include the following:

(a) Establishing, within six (6) months of the date of this Agreement, appropriate, attractive and accessible premises and facilities for the display and demonstration of GreenEng Water Treatment Program;

(b) Provide an adequate, trained sales and technical staff , with the assistance of GreenEng, to promote the sale and support of the GreenEng Water Treatment Program

(c) Undertake promotional campaigns to stimulate the sales of GreenEng Water Treatment Program; and

(d) Provide GreenEng, starting three (3) months after the date of this Agreement, with forecasts every month of its probable Component requirements for the next six (6) months, such forecasts to be in such manner and on forms to be specified by GreenEng and agreed to by Distributor.

2.2. Advertising. GreenEng shall, upon request, assist the Distributor on all advertising, sales promotion, and public relations campaigns to be conducted, including providing Distributor with documentation of previous promotional campaigns conducted in connection with the GreenEng Water Treatment Program, and shall provide necessary technical information and assistance.

2.3. Training. GreenEng shall furnish training of Distributor's sales and technical representatives at various times and locations as shall be designated for this purpose by the Parties.

ARTICLE III

TERRITORY

3. The Parties agree that the Company shall serve as GreenEng's Distributor, on a non-exclusive basis, in the United States (the "Territory").

ARTICLE IV

PROPRIETARY RIGHTS

4.1. Use of GreenEng Name. GreenEng expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade name exclusively licensed to GreenEng, except as specified in this Agreement or as expressly authorized by GreenEng in writing. All advertising and other promotional material will be submitted to GreenEng at least two (2) weeks in advance and will only be used by Distributor if GreenEng consents thereto, which consent shall not be unreasonably withheld. GreenEng hereby authorizes and requires Distributor's use of the GreenEng insignia or lettering which will be on the Components of the GreenEng Water Treatment Program at the time of the delivery.

ARTICLE V

WARRANTY

1. Warranty. GreenEng warrants that Distributor shall acquire Components of the GreenEng Water Treatment Program purchased hereunder free and clear of all liens and encumbrances except for GreenEng's purchase money security interest defined in 1.4, above. GreenEng further warrants all Components of the GreenEng Water Treatment Program to be free from defects in material or workmanship under normal use and service for a period of [e.g., ninety (90) days] from the date of delivery. All repair covered by this warranty must be done at GreenEng's factory, or other such warranty repair facilities as designated by GreenEng unless it specifically directs that this service be performed at another location. Any defect corrected within ninety (90) days and found to be within this scope of the warranty will be repaired by GreenEng and all charges for labor and material, will be borne by GreenEng. If it is determined by GreenEng that either no fault exists, or the damage to be repaired was caused by negligence of Distributor, its agents, employees or customers, Distributor agrees to pay all charges associated with each such repair. THIS CONSTITUTES THE SOLE WARRANTY MADE BY GREENENG EITHER EXPRESSED OR IMPLIED. THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES AND DISTRIBUTOR'S REMEDIES SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS.

2. Misuse of Components of the GreenEng Water Treatment Program. Any tampering, misuse or negligence in handling or use of Components of the GreenEng Water Treatment Program renders the warranty void. Further, the warranty is void if, at any time, Distributor attempts to make any internal changes to any of the components of the Equipment; if at any time the power supplied to any part of the Components of the GreenEng Water Treatment Program exceeds the rated tolerance; if any external device attached by Distributor creates conditions exceeding the tolerance of the Components of the GreenEng Water Treatment Program; or if any time the serial number plate is removed or defaced. OPERATION OF THE COMPONENTS THAT RENDERS THIS WARRANTY VOID WILL BE DEFINED TO INCLUDE ALL OF THE POSSIBILITIES DESCRIBED IN THIS PARAGRAPH, TOGETHER WITH ANY PRACTICE WHICH RESULTS IN CONDITIONS EXCEEDING THE DESIGN TOLERANCE OF THE COMPONENTS.

ARTICLE VI

DURATION OF AGREEMENT

6.1. Term. The term of this Agreement shall be for a period of three (3) years from the date hereof, unless sooner terminated. Termination shall not relieve either Party of obligations incurred prior thereto.

6.2. Termination. This Agreement may be terminated only:

(a) By either Party, provided due notice has been given to the other within thirty (30) days thereof; or

(b) By GreenEng if: there is an unacceptable change in the control or management of the Distributor; if the Distributor makes an assignment for the benefit of creditors; if a petition in bankruptcy is filed by or against the Distributor, resulting in an adjudication of bankruptcy; or, if the Distributor fails to pay its debts as they become due and provided due notice has been given by GreenEng to the Distributor and the Distributor has not cured such breach within thirty (30) days thereof;

(c) Upon termination of this Agreement all further rights and obligations of the Parties shall cease, except that Distributor shall not be relieved of (i) its obligation to pay any monies due, or to become due, as of or after the date of termination, and (ii) any other obligation set forth in this Agreement which is to take effect after the date of termination. Distributor shall have the right to continue to purchase spare parts necessary to service the Components of the GreenEng Water Treatment Program.

ARTICLE VII

NOTICES

7.1. Notice or Communication. Any notice or communication required or permitted hereunder shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any Party entitled to notice shall have communicated in writing to the other Party. Notices and communications to GreenEng shall be sent to address first set forth above. Notices and communications to Distributor shall be sent to address shown on first page of this Agreement or such other address as Distributor shall designate in writing to GreenEng. Any notices or communications to either Party hereunder shall be deemed to have been given three (3) business days after being deposited in the mail, addressed to the then current address of such Party.

7. 2. Date of Effectiveness. Any such notice or communication so mailed shall be deemed delivered and effective seventy-two (72) hours after mailing thereof in the United States. The date of effectiveness of any notice or communication so mailed in Israel shall be deemed effective one hundred and forty-four (144) hours after the mailing thereon.

ARTICLE VIII

MISCELLANOUS PROVISIONS

8.1. Relationship of Parties. The relationship between the Parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not expressly granted to the Distributor are expressly reserved to GreenEng. The Distributor shall have no right, power or authority in any way to bind the GreenEng to the fulfillment of any condition not herein contained, or to any contract or obligation, expressed or implied.

8.2. Independence of Parties. Nothing contained in this Agreement shall be construed to make the Distributor the agent for GreenEng for any purpose, and neither Party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other Party. The Distributor specifically agrees that it shall have no power or authority to represent GreenEng in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent GreenEng in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

8.3. Indemnity. The Distributor agrees to hold GreenEng free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts of the Distributor; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to products sold to the Distributor under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to any such products.

8.4. Assignment. This Agreement constitutes a personal contract and Distributor shall not transfer or assign same or any part thereof without the advance written consent of GreenEng.

8.5. Entire Agreement. The entire Agreement between GreenEng and the Distributor covering the Components of the GreenEng Water Treatment Program is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the Parties hereto.

8.6. Applicable Law. This Agreement shall be governed by the laws of the Israel and is accepted by GreenEng at its office set forth. All payments hereunder shall be made at Company's offices first set forth above. GreenEng's rights granted hereby are cumulative and in addition to any rights it may have at law or equity.

8.7. Separate Provisions. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

GREENENG SOLUTIONS

By: /s/ Ittai Weissberg

Ittai Weissberg, Chief Executive Officer

ADB INTERNATIONAL GROUP, INC.

By: /s/ Yoseph Zekri

Yoseph Zekri, Chief Executive Officer